SUB ITEM 77QI(e)


An Amendment dated September 1, 2008, to the Investment Advisory Agreement, dated January 1, 2002, by and between MFS Series Trust I, on behalf of its series of shares, and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 54 to the Registration Statement for MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on December 23, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.